Exhibit 99.1
FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “First Supplemental Indenture”), dated as of November 30, 2020 among UNILEVER CAPITAL CORPORATION, a Delaware corporation, (the “Company”), UNILEVER PLC, a company organized under the laws of and registered in England (“PLC”), UNILEVER UNITED STATES, INC., a Delaware corporation (“Unilever U.S.”, and together with PLC, the “Guarantors”); and The Bank of New York Mellon, a New York banking institution, as Trustee (the “Trustee”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Company, Unilever N.V., a corporation organized under the laws of Netherlands (“Unilever N.V.”) as issuer and guarantor, PLC, Unilever U.S. and the Trustee have been parties to an amended and restated Indenture dated as of September 22, 2014, (the “Indenture”), pursuant to which the Company has issued, and may from time to time issue, notes, bonds or other evidences of indebtedness (the “Debt Securities”);
WHEREAS, on November 29, 2020, PLC acquired the entire issued share capital of Unilever N.V. through a cross border merger in which Unilever N.V. was merged into PLC (the “Merger”) and PLC became the sole parent company of the Unilever Group (“Unification”);
WHEREAS, as a result of Unification, the rights and obligations of Unilever N.V. as an issuer and a guarantor under the Indenture will be assumed by PLC by operation of law;
WHEREAS, the Company and the Guarantors now desire to evidence the Merger, and assumption by PLC of the rights and obligations of Unilever N.V. pursuant to Article VIII of the Indenture;
WHEREAS Section 9.01(1) of the Indenture provides, among other things, that the Company, each Parent and Unilever U.S., when authorized by pursuant to action of its Board of Directors, and the Trustee may enter into an indenture supplemental thereto without the consent of any Holder the purpose of which is to evidence the succession of another corporation to Unilever N.V., and the assumption by such successor of the covenants of Unilever N.V., therein and in the Debt Securities or Guarantees;
WHEREAS, the Company has determined that this First Supplemental Indenture complies with Section 9.01(1) of the Indenture and, pursuant to such section, does not require the consent of any Holders;
WHEREAS, the Company and PLC have furnished the Trustee with an Officer’s Certificate and an Opinion of Counsel as required by Sections 1.02, 1.03, 6.03(c), 6.03(d), 8.01(2) and 9.03 of the Indenture and Board Resolutions as required by Section 9.01 of the Indenture; and
WHEREAS all conditions and requirements necessary to make this First Supplemental Indenture a valid instrument that is legally binding on the parties hereto and on the Holders, have been satisfied.
NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the securities listed in Schedule A hereto, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
1.1
Amendments to Article I of the Indenture.

a)
Section 1.01 of the Indenture is hereby amended by inserting and/or replacing the following definitions:

“‘Guarantors’ means Unilever PLC and Unilever U.S., until in the case of any Guarantor, a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and therefore “Guarantors” shall include such successor corporation.”

“‘Issuer’ means the Company.”
“‘Parent’ shall mean Unilever PLC.”
b)
Section 1.01 of the Indenture is hereby amended by deleting the following definition:

“‘Parents’ means the Persons named as “Parents” in the first paragraph of this Indenture until, in the case of any Parent, a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and therefore “Parents” shall include such successor corporation.” .
c)
Section 1.14 of the Indenture is hereby amended by deleting the first sentence and replacing it with the following:

“Each of the Company, the Parent and the Subsidiary Guarantors hereby designates and appoints Unilever U.S. at its office at 390 Park Avenue, New York, NY 10022 as its authorized agent upon which process may be served in any suit, action or proceeding in any federal or state court in the Borough of Manhattan, The City of New York, arising out of or relating to the Debt Securities, the Guarantees, the Coupons or this Indenture, but for that purpose only, and agrees that service of process upon Unilever U.S., directed to the attention of its Legal Department and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.”
1.2
General amendments to the Indenture.

a)
Any reference to “either Parent,” “each Parent,” “both Parents” shall be read in the singular.

b)
Any reference to “Unilever PLC and Unilever N.V.” shall be read as “Unilever PLC” and in the singular.

1.3
Consequential changes to reflect the removal of Unilever N.V. as guarantor

a)
Certain consequential changes will be deemed made to the Indenture to reflect the removal of Unilever N.V. as a guarantor and the assumptions of its obligations as a guarantor under the Indenture by Unilever PLC by operation of law.

ARTICLE II
ASSUMPTION
2.1
Express Assumption.   Pursuant to Section 8.01(1) of the Indenture, PLC hereby expressly (i) assumes the due and punctual payment of the principal of (and premium, if any), any interest on and any other payments with respect to all the Debt Securities and the performance of every covenant of the Indenture on the part of Unilever N.V. to be performed or observed, and the due and punctual performance of the Guarantees on the part of Unilever N.V., and (ii) agrees to make payments under such Guarantees free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the country of its incorporation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to the form of Guarantee set forth in Sections 2.02 and of the Indenture, subject to the exceptions, if any, contained in such form.

2.2
PLC Substituted.   Immediately following the Merger, PLC succeeded to and was substituted for, and may exercise every right and power of, Unilever N.V. under the Indenture (as amended by this First Supplemental Indenture) with the same effect as if PLC had been named as Unilever N.V. therein, and thereafter, except in the case of a lease, Unilever N.V. shall be relieved of all obligations and covenants under the Indenture, the Debt Securities, the Guarantees and the Coupons, if any.

ARTICLE III
MISCELLANEOUS
3.1
Certain Terms.   Terms used herein without definition have the meanings assigned to them in the Indenture.

3.2
Governing Law.   This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

3.3
Counterparts.   This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Notwithstanding anything in this First Supplemental Indenture to the contrary, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection herewith, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

3.4
Separability Clause.   In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.5
Recitals.   The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, and the Trustee makes no representation with respect to any such matters.

3.6
Trustee .   The Trustee accepts the amendments of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. For the avoidance of doubt, the Trustee, by executing this First Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this First Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

3.7
Indenture Ratified.   Except to the extent expressly amended hereby, the Indenture and the Debt Securities are in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. To the extent of any conflict between the terms of the Debt Securities and the terms of the Indenture, as amended by this First Supplemental Indenture, the terms of the Indenture, as amended by this First Supplemental Indenture, shall govern and be controlling. Pursuant to Section 9.04 of the Indenture, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Debt Securities heretofore or hereafter authenticated and delivered shall be bound hereby. Upon and after the execution of this First Supplemental Indenture, each reference in the Indenture, as amended by this First Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this First Supplemental Indenture.

3.8
Notices.   Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this First Supplemental Indenture shall be made in accordance with Section 1.5 of the Indenture as amended hereby.

3.9
Entire Agreement.   This First Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Indenture set forth herein.

3.10
Successors.   All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their successors

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: November 30, 2020
UNILEVER CAPITAL CORPORATION,
By:
/s/ Natalia Cavaliere

Name: Natalia Cavaliere
Title: Vice President & Assistant Secretary
UNILEVER PLC,
By:
/s/ Richard Hazell

Name: Richard Hazell
Title: Authorised Signatory
UNILEVER PLC,
By:
/s/ Johanna Hyttinen

Name: Johanna Hyttinen
Title: President, UFI AG
UNILEVER UNITED STATES, INC.,
By:
/s/ Natalia Cavaliere

Name: Natalia Cavaliere
Title: Vice President & Assistant Secretary
THE BANK OF NEW YORK MELLON, as Trustee,
By:
/s/ Lawrence J. O’Brien

Name: Lawrence J. O’Brien
Title: Vice President
Signature page to the First Supplemental Indenture

SCHEDULE A
Outstanding Debt Securities
$500,000,000 3.000% Senior Notes due 2022
$500,000,000 3.250% Senior Notes due 2024
$1,300,000,000 3.500% Senior Notes due 2028
$400,000,000 2.750% Senior Notes due 2021
$350,000,000 3.375% Senior Notes due 2025
$850,000,000 2.200% Senior Notes due 2022
$1,000,000,000 2.60% Senior Notes due 2024
$1,000,000,000 2.900% Senior Notes due 2027
$700,000,000 2.000% Senior Notes due 2026
$500,000,000 3.100% Senior Notes due 2025
$1,000,000,000 4.250% Notes due 2021
$1,000,000,000 5.90% Senior Notes due 2032
$550,000,000 3.125% Senior Notes due 2023
$850,000,000 2.125% Senior Notes due 2029
$500,000,000 0.375% Senior Notes due 2023
$500,000,000 1.375% Senior Notes due 2030
Schedule A to First Supplemental Indenture